Exhibit 10.1

Callisto Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 1609
New York, NY 10170

LETTER AGREEMENT

September 8, 2006

[Investor]

Dear                :

Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is offering shares of its common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) to certain accredited investors (the “Investors”) that participated in a private offering in February and April 2006 (the “Prior Offering”).

Investors may acquire one share and 2.35 five-year non-callable warrants exercisable at $1.00 per share (described below) for each five shares they acquired in the Prior Offering in exchange for

(i)                                     agreeing to amend their Securities Purchase Agreement executed in connection with the Prior Offering (“SPA”) to (a) delete mandatory registration rights (substituting piggyback rights) and (b) waiving any and all penalties pursuant to the liquidated damages provisions contained in Section 5.2(b); and

(ii)                                  enter into a lock-up agreement in the form annexed hereto as Exhibit A.

As a further inducement for the Investors to acquire the Shares and Warrants or the consideration described above, the Company will agree to extend the expiration date of the Warrants issued in the Prior Offering by 42 months and eliminate the call provision.

EACH INVESTOR IS FREE TO ACCEPT OR REJECT THIS OFFER, HOWEVER, IT MAY ONLY BE ACCEPTED BY EACH INVESTOR AS TO ALL OF THE SHARES AND WARRANTS ACQUIRED IN THE PRIOR OFFERING.

Please review the lock-up agreement and Amendment Agreement annexed hereto as Exhibit B.  If you accept the Company’s proposal, please execute this Letter Agreement, lock-up agreement and Amendment Agreement and return it to the undersigned by September 8, 2006 (the “Deadline”).  Certificates representing the new shares and warrants will be issued to Investors accepting the offer within five business days of the Deadline.  The Company may accept or reject documents received from investors after the Deadline, in its sole discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

CALLISTO PHARMACEUTICALS, INC.

By:
Name: Gary S. Jacob
Title: Chief Executive Officer

Accepted as of the date first set forth above, September 8, 2006:

[Name of Person or Entity]

By:
Title: